Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	July 24, 2002
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, July 24, 2002—Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2002, with net income of $5.0 million, or $0.18 per share, on revenues of $51.3 million. KRC’s second-quarter earnings were reduced by a $5.3 million ($0.17 per share) charge to depreciation for capitalized leasing costs and a $1.5 million ($0.05 per share) charge to record development and bad debt reserves related to the financial condition Peregrine Systems, Inc., an existing tenant. In the second quarter of 2001, the company reported net income of $15.1 million, or $0.55 per share, on revenues of $58.2 million. Earnings in the second quarter of 2001 were increased by a $5.4 million ($ 0.18 per share) non-recurring lease termination fee.

For the first six months of 2002, KRC reported net income of $18.5 million, or $0.67 per share, on revenues of $103.9 million. In the same year-earlier period, the company reported net income of $21.5 million, or $0.79 per share, on revenues of $108.7 million.

KRC’s funds from operations (FFO) totaled $23.4 million, or $0.73 per share, in the second quarter of 2002, compared to $28.2 million, or $0.93 per share in the prior year’s second quarter. Second quarter FFO was reduced by the $1.5 million ($0.05 per share) charge to record development and bad debt reserves related to the financial condition of Peregrine Systems. For the first six months of 2002, FFO totaled $50.5 million, or $1.61 per share, compared to $50.1 million, or $1.64 per share, in the same period of 2001.

All per-share amounts in this report are presented on a diluted basis.

KRC added $49 million of new development to its stabilized portfolio in the second quarter of 2002, including an aggregate 213,900 square feet of space in three new office properties. At quarter’s end, the company’s stabilized portfolio was 94.8% occupied.

KRC has an additional 697,600 square feet of space currently in lease-up or under construction representing a total estimated investment of approximately $221 million. These properties are 42% leased or committed.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Principal submarkets for KRC’s current development program include West Los Angeles, El Segundo and coastal San Diego. At June 30, 2002, the company owned 7.6 million square feet of commercial office space and 5.1 million square feet of industrial space. More information can be found at www.kilroyrealty.com.

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KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2002	Three Months Ended June 30, 2001	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
Revenues	$51,265	$58,234	$103,900	$108,701

Net income available to common stockholders (1)	$4,957	$15,097	$18,464	$21,523

Weighted average common shares outstanding—basic	27,463	27,160	27,360	26,938
Weighted average common shares outstanding—diluted	27,805	27,380	27,678	27,177

Net income per share of common stock—basic	$0.18	$0.56	$0.67	$0.80
Net income per share of common stock—diluted	$0.18	$0.55	$0.67	$0.79

Funds From Operations	$23,358	$28,237	$50,510	$50,113

Weighted average common shares/units outstanding—basic (2)	31,827	30,260	31,076	30,243
Weighted average common shares/units outstanding—diluted (2)	32,169	30,481	31,394	30,482

Funds From Operations per common share/unit—basic (2)	$0.73	$0.93	$1.63	$1.66
Funds From Operations per common share/unit—diluted (2)	$0.73	$0.93	$1.61	$1.64

Common shares outstanding at end of period			27,744	27,266
Common partnership units outstanding at end of period			4,421	3,063

Total common shares and units outstanding at end of period			32,165	30,329

			June 30, 2002	June 30, 2001
Occupancy rates:
California			94.6%	94.5%
Washington			97.7%	99.8%
Arizona			100.0%	100.0%
Nevada				100.0%

Weighted average total			94.8%	94.9%

Total square feet of stabilized properties owned at end of period:
Office			7,570	7,235
Industrial			5,086	5,606

Total			12,656	12,841

(1)	Net income after minority interests.
(2)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2002	December 31, 2001
ASSETS
INVESTMENT IN REAL ESTATE:
Land and improvements	$285,585	$269,366
Buildings and improvements	1,220,923	1,140,499
Undeveloped land and construction in progress, net	172,331	191,129

Total investment in real estate	1,679,358	1,600,994
Accumulated depreciation and amortization	(259,676)	(241,665)

Investment in real estate, net	1,419,163	1,359,329
Cash and cash equivalents	12,663	16,487
Restricted cash	5,811	5,413
Tenant receivables, net	29,511	32,151
Deferred financing and leasing costs, net	37,909	37,068
Prepaid expenses and other assets	5,520	6,781

TOTAL ASSETS	$1,510,577	$1,457,229

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$455,302	$459,587
Unsecured line of credit	306,000	155,000
Unsecured term facility		100,000
Accounts payable, accrued expenses and other liabilities	39,016	53,879
Accrued distributions	15,891	14,634
Rents received in advance and tenant security deposits	16,737	15,955

Total liabilities	832,946	799,055

MINORITY INTERESTS:
8.075% Series A Cumulative Redeemable
Preferred unitholders	73,716	73,716
9.375% Series C Cumulative Redeemable
Preferred unitholders	34,464	34,464
9.250% Series D Cumulative Redeemable
Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	72,415	49,176
Minority interest in Development LLCs		15,869

Total minority interests	224,916	217,546

STOCKHOLDERS’ EQUITY:
Common stock	277	274
Additional paid-in capital	499,196	479,295
Distributions in excess of earnings	(42,079)	(33,163)
Accumulated net other comprehensive loss	(4,679)	(5,778)

Total stockholders’ equity	452,715	440,628

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,510,577	$1,457,229

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2002	Three Months Ended June 30, 2001	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
REVENUES:
Rental income	$44,435	$46,029	$89,730	$90,408
Tenant reimbursements	6,714	6,170	12,332	11,690
Interest income	86	277	371	713
Other income	30	5,758	1,467	5,890

Total revenues	51,265	58,234	103,900	108,701

EXPENSES:
Property expenses	7,529	7,330	15,230	14,312
Real estate taxes	4,063	4,744	7,913	8,379
General and administrative expenses	3,129	2,973	6,097	6,073
Ground leases	333	375	716	767
Provision for potentially unrecoverable development costs	519		519	100
Interest expense	8,768	10,612	18,127	21,403
Depreciation and amortization	18,502	12,695	31,368	26,295

Total expenses	42,843	38,729	79,970	77,329

Income from operations	8,422	19,505	23,930	31,372
Net gains on dispositions of operating properties	896	1,234	896	1,539

Income before minority interests and cumulative effect of change in accounting principle	9,318	20,739	24,826	32,911

Minority interests:
Distributions on Cumulative Redeemable
Preferred units	(3,375)	(3,375)	(6,750)	(6,750)
Minority interest in earnings of Operating Partnership	(986)	(1,796)	(2,496)	(2,641)
Recognition of previously reserved Development LLC preferred return			3,908

Minority interest in earnings of Development LLCs		(471)	(1,024)	(605)

Total minority interests	(4,361)	(5,642)	(6,362)	(9,996)

Net income before cumulative effect of change in accounting principle	4,957	15,097	18,464	22,915
Cumulative effect of change in accounting principle				(1,392)

Net income	$4,957	$15,097	$18,464	$21,523

Weighted average shares outstanding—basic	27,463	27,160	27,360	26,938
Weighted average shares outstanding—diluted	27,805	27,380	27,678	27,177

Net Income per common share—basic	$0.18	$0.56	$0.67	$0.80

Net Income per common share—diluted	$0.18	$0.55	$0.67	$0.79

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2002	Three Months Ended June 30, 2001	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
Net income	$4,957	$15,097	$18,464	$21,523
Adjustments:
Minority interest in earnings of Operating Partnership	986	1,796	2,496	2,641
Depreciation and amortization	18,311	12,030	30,446	25,000
Net gains on dispositions of operating properties	(896)	(1,234)	(896)	(1,539)
Cumulative effect of change in accounting principle				1,392
Non-cash amortization of restricted stock grants		548		1,096

Funds From Operations	$23,358	$28,237	$50,510	$50,113

Weighted average common shares/units outstanding—basic	31,827	30,260	31,076	30,243
Weighted average common shares/units outstanding—diluted	32,169	30,481	31,394	30,482

Funds From Operations per common share/unit—basic	$0.73	$0.93	$1.63	$1.66

Funds From Operations per common share/unit—diluted	$0.73	$0.93	$1.61	$1.64

KILROY REALTY CORPORATION
FUNDS AVAILABLE FOR DISTRIBUTION

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2002	Three Months Ended June 30, 2001	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001
Funds From Operations	$23,358	$28,237	$50,510	$50,113
Adjustments:
Amortization of deferred financing costs	442	399	1,220	780
Tenant improvements, leasing commissions and recurring capital expenditures	(1,302)	(3,668)	(1,637)	(4,679)
Net effect of straight-line rents	97	(873)	(1,131)	(2,587)

Funds Available for Distribution	$22,595	$24,095	$48,962	$43,627

Funds Available for Distribution per common share/unit—basic	$0.71	$0.80	$1.58	$1.44

Funds Available for Distribution per common share/unit—diluted	$0.70	$0.79	$1.56	$1.43